EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Provides Selected Preliminary Third-Quarter 2022 Results
TULSA, OK - October 18, 2022 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") today disclosed selected preliminary third-quarter 2022 financial and operating results. The Company plans to announce complete third-quarter 2022 financial and operating results after the market close on Thursday, November 3, 2022, with a conference call planned for the following day. Details can be found within this release.
Third-Quarter 2022 Selected Preliminary Financial and Operating Results
Production. The Company's third-quarter 2022 total production averaged ~79.5 thousand barrels of oil equivalent per day ("MBOEPD"), within guidance of 78.5 - 81.5 MBOEPD. Oil production for the quarter averaged ~35.0 thousand barrels of oil per day ("MBOPD"), below guidance of 35.5 - 37.5 MBOPD. Oil production was negatively impacted as offset operator completions in Howard County affected more Laredo wells than expected. Of the impacted wells, newer, higher-production packages have returned to previous production expectations while older packages are taking longer than anticipated to return to expected production levels.
The Company expects fourth-quarter 2022 total and oil production to be 72.5 - 75.5 MBOEPD and 32.0 - 34.0 MBOPD, respectively. Updated fourth-quarter expectations include revised assumptions related to the impact of offset operator completions, production downtime due to increased equipment lead times and an ~1.6 MBOEPD (75% oil) reduction in volumes related to the divestiture of non-operated acreage, which closed on October 3, 2022.
Realized Pricing and Commodity Settlements. Realized prices for oil, NGL and natural gas for third-quarter 2022 were approximately $96.00 per barrel, $29.10 per barrel and $5.90 per Mcf, respectively. Net settlements paid for matured commodity derivatives for third-quarter 2022 totaled ~$125 million.
Capital Investments. Total incurred capital expenditures during the third quarter were ~$140 million, excluding non-budgeted acquisitions and leasehold expenditures, higher than guidance of ~$120 million. Increased investments were related to the timing of drilling and completions activity and facilities/infrastructure build out.
Fourth-quarter 2022 capital expenditures are expected to be $135 - $145 million, in-line with third-quarter 2022 levels.

Operating Expenses. Lease operating expenses ("LOE") in third-quarter 2022 were ~$6.05 per barrel of oil equivalent ("BOE") versus guidance of $5.70 per BOE. The increase from guidance was driven primarily by remediation operations on the Leech package and unplanned workover activity.
General and Administrative Expenses. General and administrative ("G&A") expenses for third-quarter 2022, in aggregate, were ~$1.60 per BOE versus guidance of $2.50 per BOE. Cash and non-cash long-term incentive plan expenses were positively impacted by adjustments associated with the departure of the Company’s Chief Operating Officer.
Equity and Debt Repurchases. During the third quarter of 2022, Laredo purchased 244,687 shares of its common stock for $17.5 million at an average price of $71.56 per share. Diluted weighted-average common shares for the quarter were ~16.8 million.
During third-quarter 2022, the Company purchased $152.5 million face value of term-debt at 98% of par value. Term-debt outstanding at the end of the quarter was $1.154 billion.
Liquidity. At September 30, 2022, the Company had $40 million drawn on its $1.0 billion senior secured credit facility. Including cash and cash equivalents of $50 million, total liquidity was $1.01 billion.
Closing of Divestiture. On October 3, 2022, Laredo closed the previously announced divestiture of certain non-operated properties in Howard County for total proceeds of $110 million.
Third-Quarter 2022 Earnings Release and Conference Call
Laredo will report full third-quarter 2022 financial and operating results and updated fourth-quarter 2022 guidance after the market close on Thursday, November 3, 2022, and will host a conference call and webcast on Friday, November 4, 2022, at 7:30 a.m. CT to discuss the results.
To participate on the call, dial 800.715.9871, using conference code 1804797 or listen to the call via the Company's website at www.laredopetro.com, under the tab for "Investor Relations | Event Calendar." A replay will be available following the call via the Company’s website.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.

Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties.
General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+"), the outbreak of disease, such as the coronavirus ("COVID-19") pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic, actions by OPEC+ and the Russian-Ukrainian military conflict, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, including as a result of inflationary pressures, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, the possibility of production curtailment, hedging activities, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company's transactions, if any, with its securities from time to time, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2021 and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Laredo's website at www.laredopetro.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Laredo does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
The SEC generally permits oil and natural gas companies, in filings made with the SEC, to disclose proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, and certain probable and possible reserves that meet the SEC's definitions for such terms. In this press release and the conference call, the Company may use the terms "resource potential," "resource play," "estimated ultimate recovery" or "EURs," "type curve" and "standardized measure," each of which the SEC guidelines restrict from being included in filings with the SEC without strict compliance with SEC definitions. These terms refer to the Company’s internal estimates of unbooked hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques. "Resource potential" is used by the Company to refer to the estimated quantities of hydrocarbons that may be added to proved reserves, largely from a specified resource play potentially supporting numerous drilling locations. A "resource play" is a term used by the Company to describe an accumulation of hydrocarbons known to exist over a large areal expanse and/or thick vertical section potentially supporting numerous drilling locations, which, when compared to a conventional play, typically has a lower geological and/or commercial development risk. "EURs" are based on the Company’s previous operating experience in a given area and publicly available information relating to the operations of producers who are conducting operations in these areas. Unbooked resource potential and "EURs" do not constitute reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or SEC rules and do not include any proved reserves. Actual quantities of reserves that may be ultimately recovered from the Company’s interests may differ substantially from those presented herein. Factors affecting ultimate recovery include the scope of the Company’s ongoing drilling program, which will be directly affected by the availability of capital, decreases in oil, natural gas liquids and natural gas prices, well spacing, drilling and production costs, availability and cost of drilling services and equipment, lease expirations, transportation constraints, regulatory approvals, negative revisions to reserve estimates and other factors, as well as actual drilling results, including geological and mechanical factors affecting recovery rates. "EURs" from reserves may change significantly as development of the Company’s core assets provides additional data. In addition, the Company's production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. "Type curve" refers to a production profile of a well, or a particular category of wells, for a specific play and/or area. The "standardized measure" of discounted future new cash flows is calculated in accordance with SEC regulations and a discount rate of 10%. Actual results may vary considerably and should not be considered to represent the fair market value of the Company’s proved reserves.
This press release and any accompanying disclosures may include financial measures that are not in accordance with generally accepted accounting principles ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income and Free Cash Flow. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For a reconciliation of such non-GAAP financial measures to the nearest comparable measure in accordance with GAAP, please see the supplemental financial information at the end of this press release.
Unless otherwise specified, references to "average sales price" refer to average sales price excluding the effects of the Company's derivative transactions.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.
Investor Contact:
Ron Hagood
918.858.5504
rhagood@laredopetro.com
4